Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark "[***]".

# COINBASE
# INSTITUTIONAL CLIENT AGREEMENT

This COINBASE INSTITUTIONAL CLIENT AGREEMENT ("**Agreement**") is effective as of (the "**Effective Date**") and is entered into by Coinbase, Inc. ("**Coinbase**"), a Delaware corporation, and the counterparty client entity identified on the signature page hereto ("**Client**").

## 1. MARKET PLATFORM.

Coinbase's digital currency exchange platform ("Market Platform") provides clients access to a central limit order book exchange for various pairs of assets, including blockchain-based digital currency, app coin or protocol token ("Digital Assets") and government issued currency ("Fiat Currencies") . All trades are executed automatically, based on the instructions in Client's order and in accordance with the Coinbase Market Trading Rules ("Trading Rules") which are located at https://www.coinbase.com/legal/trading_rules .

## 2. ORDER PLACEMENT.

Coinbase authorizes Client to place Orders on the Market Platform, provided such orders are in compliance with the Trading Rules and the terms of this Agreement. Any instructions to buy or sell the pairs of assets (digital assets/fiat currency or digital assets/digital assets) offered on the Market Platform that comply with the Trading Rules and the terms of this Agreement ("Order") submitted by Client must be fully collateralized by a Digital Asset actively supported on the Market Platform at Coinbase's sole discretion ("Supported Digital Assets") or Fiat Currencies, or any combination thereof, held in Client's account on the Market Platform for Client's use to access Institutional Services as set forth in this Agreement ("Platform Account"). Coinbase will settle Orders once each Order is filled and updated on Coinbase's internal ledger. Coinbase will use reasonable efforts to cause an update to its internal ledger immediately following execution of an Order. A list of currently Supported Digital Assets is located at https://help.coinbase.com/en/coinbase/getting-started/general-crypto-education/supported-cryptocurrencies.html.

2.1. Order Fees. Client agrees to pay to Coinbase all applicable commissions, fees and related costs set forth in the Coinbase Exchange fee schedule ("Order Fees") located at https://exchange.coinbase.com/fees. Coinbase shall deduct Order Fees directly from Client's Platform Account. In the event Client has outstanding Order Fees, Client shall immediately deposit funds sufficient to make Client's account current or Coinbase may suspend Client's access to the Market Platform and related services as set forth in this Agreement ("Institutional Services").

2.2. Order Restrictions. Coinbase may, in its sole discretion: (i) halt or suspend trading on the Market Platform, (ii) halt or suspend trading of any Digital Assets or Fiat Currency, or (iii) halt or suspend Client's trading on the Market Platform. Further, Coinbase may impose, in its sole discretion, limits on the amount or size of orders placed or transactions executed by Client. In each instance

referenced in this Section 3.2, Coinbase shall use reasonable efforts to provide Client with prior notice where practicable, the absence of which shall not prejudice Coinbase.

## 3. WALLET SERVICES.

As part of the Institutional Services through Client's Platform Account, Client shall have access to (i) Digital Asset Wallets, and (ii) Fiat Wallets.

3.1. Digital Asset Wallets. Coinbase hosts a wallet for holding Supported Digital Assets in Client's Platform Account (the"Digital Asset Wallet"). Digital Asset Wallets allow Client to execute any transfer of Supported Digital Assets (i) between Client's digital asset wallets (whether provided by Coinbase or other wallet providers), and (ii) to and from third parties' digital asset wallets ("Digital Asset Transfers") on the Market Platform. Coinbase will process Digital Asset Transfers in accordance with instructions received from Client. Coinbase cannot and does not guarantee the identity of the owner of any wallet in Digital Asset Transfers. Client must verify all transaction information prior to submitting transfer instructions to Coinbase.

3.1.1. *Pending Transfers*. Once a Digital Asset Transfer is submitted to the applicable Digital Asset network, the transfer will be in pending state until a sufficient number of confirmations occur on the applicable Digital Asset network. Funds associated with pending transactions will be designated accordingly and will not be included in the balance of Client's Platform Account. Funds in a pending state are not available for conducting transactions or for use as collateral against orders. Coinbase may charge network fees (e.g., miner fees) to process a Digital Asset Transfer on Client's behalf. Coinbase will calculate and inform Client of the applicable network fee prior to Client authorizing the transaction.

3.1.2. *Settlement of Transfers*. Coinbase will settle Digital Asset Transfers from an address outside of the Market Platform only after the public ledger for the applicable Digital Asset network reflects such transfer in a certain number of consecutive blocks on the public blockchain for the applicable Supported Digital Asset. Such number will be determined by Coinbase at its sole discretion. Coinbase will settle Digital Asset Transfers to an address outside of the Market Platform only after the transfer has been reflected in one block on the public blockchain for the applicable Supported Digital Assets.

3.1.3. *No Reversals*. After a Digital Asset Transfer is broadcast to the network, Coinbase cannot reverse the transfer. Coinbase assumes no liability for Digital Asset Transfers after Client initiates a transfer that results in a communication with the applicable Digital Asset network. Coinbase assumes no liability for Client fiat currency or Digital Asset Transfers (i) sent to or received from a wrong or unintended party, or (ii) sent or received otherwise with inaccurate instructions.

3.1.4. *Digital Asset Balances*. Coinbase treats all of Client's Supported Digital Assets as custodial assets held for the benefit of Client. Coinbase does not consider any of Client's Digital Assets in its Digital Assets Wallet to be the property of, or loaned to, Coinbase. Coinbase does not represent or treat assets in Client's Digital Assets Wallets as Coinbase assets on its balance sheet. Except as required by a facially valid court order, or except as provided in Section 4.1 (digital assets wallets), or Section 10 (termination and suspension) of this Client Agreement, Coinbase will not sell, transfer, loan, rehypothecate or otherwise alienate Digital Assets in Client's Digital Assets Wallet unless instructed by Client.

3.1.5. Opt-In to Article 8 of the Uniform Commercial Code. Client assets in the Client's Digital Assets Wallet and Fiat Wallets, will be treated as "financial assets" under Article 8 of the New York Uniform Commercial Code ("Article 8"). Coinbase is a "securities intermediary," the Digital Assets Wallets and Fiat Wallets, are each "securities accounts," and Client is an "entitlement holder" under Article 8. This Agreement sets forth how Coinbase will satisfy its Article 8 duties. Treating Client assets in the Digital Assets Wallets and Fiat Wallets, as financial assets under Article 8 does not determine the characterization or treatment of the cash and Digital Assets under any other law or rule. New York will be the securities intermediary's jurisdiction with respect to Coinbase, and New York law will govern all issues addressed in Article 2(1) of the Hague Securities Convention. Coinbase will credit the Client with any payments or distributions on any Client assets it holds for Client's Digital Assets Wallets and Fiat Wallets. Coinbase will comply with Client's instructions with respect to Client assets in Client's Digital Assets Wallets and Fiat Wallets, subject to the terms of this Agreement, including the Trading Rules.

3.2. <u>Fiat Wallets</u>. "Fiat Wallet" means a Coinbase hosted wallet for holding Fiat Currencies in Client's Platform Account.. Fiat Wallets may be funded by transferring fiat currency from a linked bank account or wire transfer. Coinbase will credit the appropriate Fiat Wallet with transferred funds only after the funds are received by Coinbase. Client may withdraw funds from its Fiat Wallet(s) at any time by initiating a withdrawal.

3.2.1. *Fiat Wallet Fees*. Funds sent via bank wire will be subject to applicable transfer fees. Such fees shall be deducted from incoming and outgoing funds. Bank fees are netted out of transfers to or from Coinbase. Coinbase will not process a transfer if associated bank fees exceed the value of the transfer.

3.2.2. *USD Balances*. USD balances in Client's Fiat Wallet(s) are held in an omnibus custodial account FBO (for the benefit of) Coinbase's customers. These accounts are either (i) omnibus bank accounts insured by the FDIC (currently up to $250,000 US per entity) or (ii) trust accounts holding short term U.S. treasuries and money market funds, in accordance with state money transmitter laws.

## 4. <u>SUPPORT OF DIGITAL ASSETS.</u>

4.1. <u>Advanced Protocols</u>. Client shall not use its Platform Account to attempt to receive, request, send, store, or engage in any other type of transaction involving any Digital Assets that are not supported by Coinbase, including metacoins, colored coins, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with Supported Digital Assets ("Advanced Protocols"). The Market Platform is not configured to detect and/or secure Advanced Protocol transactions and Coinbase assumes no responsibility or liability whatsoever with respect to Advanced Protocols.

4.2. <u>Open Protocols</u>. Coinbase does not own or control the underlying software protocols that govern the operation of Supported Digital Assets. In general, the underlying protocols are open source, and anyone can use, copy, modify, and distribute them. Coinbase is not responsible for operation of the underlying protocols and Coinbase makes no guarantee of their functionality, security, or availability. The underlying protocols are subject to sudden changes in operating rules (i.e., forks), and such forks may materially affect the value, function, and/or even the name of the Supported Digital Assets stored in a Platform Account. In the event of a fork, Coinbase may temporarily

suspend Coinbase operations, including the Market Platform, with or without advance notice, and Coinbase may, in its sole discretion, decide whether or not to support (or cease supporting) either branch of the forked protocol entirely. Client acknowledges and agrees that Coinbase assumes no responsibility or liability whatsoever with respect to an unsupported branch of a forked protocol.

4.3. Unsupported Digital Assets. Under no circumstances should Client use its Digital Asset Wallets to store, send, request, or receive digital assets that are not Supported Digital Assets. Coinbase assumes no responsibility or liability in connection with any attempt to use Institutional Services for digital assets that Coinbase does not support.

4.4. Added Digital Assets. In the event Coinbase determines in its sole discretion to support a forked Digital Asset or an Advanced Protocol, such forked Digital Asset or Advanced Protocol will become a part of the definition of Supported Digital Assets. Support for an additional Digital Asset does not necessarily mean that such Digital Asset will be available for trading on the Market Platform.

## 5. CLIENT RESPONSIBILITIES.

5.1. Client Information. Client must provide complete and accurate information to the requests in the onboarding due diligence process, and to such other requests as be necessary for creating a Platform Account and accessing the Institutional Services.

5.2. Information Requests. Client will promptly provide, and cause third parties under its control to promptly provide, any information Coinbase reasonably requests from time to time regarding or relating to: (i) their policies, procedures and any audits, (ii) their general business activities, (iii) their use of the Market Platform and any activities otherwise conducted or observed on the Market Platform, (iv) the identity of any and all officers, employees, agents and contractors of Client who require access to Institutional Services to perform their duties for Client ("Authorized Person"), (v) applicable law, or the guidance or direction of, or request from, any regulatory authority or financial institution.

5.3. Information Inquiries. Client expressly authorizes Coinbase to, directly or through third parties, make inquiries Coinbase considers reasonably necessary to verify account information or to prevent fraudulent or illegal activities. Client further authorizes any third parties identified by Coinbase to collect or provide information responsive to such inquiries or requests.

5.4. Anti-Money Laundering and Related Requirements. To the extent required by law, Client confirms that it has established and will maintain an anti-money laundering (AML) program consistent with the requirements under the USA PATRIOT Act, the Bank Secrecy Act and the sanctions and embargo programs administered by the U.S. Department of Treasury's Office of Foreign Assets Control.

5.5. Compliance with Trading Rules. Client agrees to fully comply with the Trading Rules in effect at the time of any Order or transaction. The Trading Rules may be amended from time to time in Coinbase's sole discretion and upon reasonable prior written notice to Client.

5.6. Authorized Access. Client will limit access to the Institutional Services to Authorized Persons. Client is responsible for maintaining adequate security and control of any and all IDs, passwords, hints, personal identification numbers (PINs), API keys or any other codes that Client uses to access Institutional Services ("Access Methods"). Client shall be solely responsible for all actions

of any persons, authorized or unauthorized, who gain access to the Institutional Services through Client's Access Methods. Unless caused by Coinbase's gross negligence or willful misconduct, Coinbase shall have no liability, for any activities of Client undertaken by a third-party through unauthorized access to Client's Platform Account or the Institutional Services.

5.7. Suspension of Access. Coinbase may suspend access of any Authorized Person or to any Access Methods if Coinbase reasonably determines such suspension is necessary to protect Client, Coinbase, the Coinbase Markets (any spot market created by Coinbase where Supported Digital Assets are bought and sold), the Market Platform, other Coinbase systems, any digital asset network or any third party. In such an event, Coinbase agrees to provide notice to Client as soon as practical following such determination and provide Client with an opportunity to reinstate such Authorized Person or Access Method.

5.8. Market Data Terms of Service. Client agrees that its use of data made available to Client through any Coinbase API relating to the Market Platform, including the prices and quantities of orders submitted and transactions executed on the Market Platform ("Market Data")is subject to the Market Data Terms of Use, as may be updated from time to time, which are available at https://www.coinbase.com/legal/market_data.

## 6. REPRESENTATIONS AND WARRANTIES.

6.1. Representations by Client. Client represents, warrants, acknowledges and agrees to the following:

6.1.1. *Duly Authorized*. Client represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms, and that the undersigned person agreeing to this Agreement on behalf of Client is duly authorized to do so.

6.1.2. *Licenses and Compliance with Laws*. Client possesses and will maintain, all licenses, registrations, authorizations and approvals required by any government agency, regulatory authority or other party for Client to operate its business and use the Institutional Services. Client's activities and utilization of the Institutional Services shall be in compliance with all applicable laws and regulations.

6.1.3. *Use of the Institutional Services*. Client's use of the Institutional Services is limited to business activities disclosed in the due diligence packet it sent to Coinbase. Client will notify Coinbase in the event it intends to use the Institutional Services in connection with any business activities not disclosed in the due diligence packet. Coinbase may, in its sole discretion, prohibit Client from using the Institutional Services in connection with any new business activities not previously disclosed.

6.1.4. *Prohibited Use*. Client shall not engage in any of the following activities with its use of the Institutional Services:

6.1.5.

6.1.6. *Abusive Activity*. Actions that impose an unreasonable or disproportionately large load on Coinbase's infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information; transmit or upload any material to Coinbase systems that contains viruses, trojan horses, worms, or any other harmful or deleterious programs; attempt

to gain unauthorized access to Coinbase systems, other Coinbase Accounts, computer systems or networks connected to Coinbase systems, Coinbase Site, through password mining or any other means; use Coinbase Account information of another party to access or use the Coinbase systems, except in the case of specific Clients and/or applications which are specifically authorized by a Client to access such Client's Coinbase Account and information; or transfer Client's account access or rights to Client's account to a third party, unless by operation of law or with the express permission of Coinbase; and

6.1.7. *Fraud*. Activity which operates to defraud Coinbase or any other person or entity.

6.1.8. *Level of Skill*. Client and its Authorized Persons have appropriate training, sophistication, expertise and knowledge necessary to make informed decisions regarding trading in digital assets and use of the Institutional Services.

6.1.9. *Tax Liability*. Client is fully responsible and liable for, and Coinbase shall have no liability, obligation, or responsibility whatsoever for, determining whether, and to what extent, any taxes apply to Client for any transactions it conducts through the Institutional Services, and to withhold, collect, report and remit the correct amounts of taxes to the appropriate tax authorities.

6.1.10. No Investment or Other Advise. Client has not relied on Coinbase for any investment, legal, tax, or accounting advice, and Client is solely responsible, and shall not rely on Coinbase, for determining whether any investment, investment strategy, transaction, legal consideration, or tax or accounting treatment involving any assets (including Digital Assets) is appropriate for Client based on its investment objectives, financial circumstances, risk tolerance, legal considerations, and tax or accounting consequences.

6.1.11. *Sanctions Regime*. Client is not a resident in nor organized under the laws of any country with which transactions or dealings are prohibited by governmental sanctions imposed by the U.S., the United Nations, the European Union, the United Kingdom, or any other applicable jurisdiction (collectively, "Sanctions Regimes"), nor is it owned or controlled by a person, entity or government prohibited under an applicable Sanctions Regime;

6.1.12. *AML Program*. If it is a legal entity, it has implemented an AML and sanctions program that is reasonably designed to comply with applicable AML, anti-terrorist, anti-bribery/corruption, and Sanctions Regime laws and regulations, including, but not limited to, the Bank Secrecy Act, as amended by the USA PATRIOT Act (collectively, "AML and Sanctions Laws and Regulations"). Said program includes: (a) a customer due diligence program designed to identify and verify the identities of Client's customers; (b) enhanced due diligence on high-risk customers, including but not limited to customers designated as politically exposed persons or residing in high-risk jurisdictions; (c) processes to conduct ongoing monitoring of customer transactional activity and report any activity deemed to be suspicious; (d) ongoing customer sanctions screening against applicable Sanctions Regimes lists; and (e) processes to maintain records related to the above controls as required by law;

6.1.13. *No Unlawful Activity*. Client does not maintain any asset in an Account which is derived from any unlawful activity and it will not instruct or otherwise cause Coinbase to hold any assets or engage in any transaction that would cause Coinbase to violate applicable laws and regulations, including applicable AML and Sanctions Laws and Regulations;

6.1.14. *Beneficial Ownership Information.* By executing this Agreement, Client further provides written consent to allow Coinbase to request and obtain any and all beneficial owner information regarding the Client that is maintained on any national beneficial ownership registry, including, but not limited to, the Beneficial Ownership Information Registry maintained by the U.S. Financial Crimes Enforcement Network ("FinCEN"), in order to assist Coinbase in complying with their anti-money laundering and customer due diligence obligations, with the understanding that Coinbase will only use such information for those purposes and will maintain the information pursuant to the confidentiality provisions of this Agreement.

6.2. Representations by Coinbase. Coinbase represents, warrants and agrees to the following:

6.2.1. *Licenses and Compliance with Laws*. To the best of Coinbase's knowledge, Coinbase possesses, and will maintain all licenses, registrations, authorizations and approvals required by any government agency, regulatory authority or other party necessary for Coinbase to operate its business and engage in the business relating to its provision of the Institutional Services.

6.2.2. *No Conflicts*. Coinbase's performance under this Agreement will not breach (i) any agreement between Coinbase and a third party or (ii) any obligation of confidentiality regarding the proprietary information of another party.

## 7. COINBASE DISCLOSURES.

7.1. Corporate Accounts. Coinbase and its affiliates may transact through designated accounts on the Market Platform ("Corporate Accounts"), for purposes including but not limited to inventory management for retail sales, corporate digital asset needs such as payroll, and to effect purchases and sales by investment funds operated by Coinbase Asset Management, Inc. and its subsidiaries. To the extent that a Coinbase Corporate Account transacts on the Market Platform, the Coinbase Corporate Account (i) will not have any special priority and will be subject to the same price-time priority described in the Trading Rules, (ii) will trade only on Market Data available to all other traders, and (iii) will not access any non-public data of other clients of the Market Platform.

7.2. Coinbase as Agent. Coinbase may offer advanced execution methods, including but not limited to volume weighted average price and time weighted average price. These execution methods may involve Coinbase acting as an agent for its clients in placing orders. Any orders placed on an agency basis by Coinbase: (i) will not have any special priority and will be subject to the same price-time priority described in the Trading Rules, (ii) will trade only based on Market Data available to all other traders, and (iii) will not access any non-public data of other clients on the Market Platform.

## 8. DISCLAIMERS.

8.1. COINBASE IS NOT A BANK, SECURITIES BROKER-DEALER OR COMMODITY FUTURES COMMISSION MERCHANT. THE TREATMENT OF SUPPORTED DIGITAL ASSETS HELD BY A COINBASE DIGITAL ASSETS WALLET IN THE EVENT THAT COINBASE BECOMES INSOLVENT IS UNCERTAIN.

8.2. COINBASE MAINTAINS THE SUPPORTED DIGITAL ASSETS INDICATED IN CLIENT'S DIGITAL ASSETS WALLET ON AN OMNIBUS BASIS WITHIN ONE OR MORE DIGITAL ASSET ADDRESSES (WHICH MAY ALSO HOLD THE PROPRIETARY DIGITAL ASSETS OF COINBASE) AND RELIES UPON AN INTERNAL LEDGER TO INDICATE THE AMOUNT OF EACH DIGITAL ASSET THAT IT HOLDS FOR EACH CLIENT AND ITSELF.

8.3. CLIENT ACKNOWLEDGES THAT THE RISK OF LOSS IN TRADING OR HOLDING DIGITAL ASSETS CAN BE SUBSTANTIAL. CLIENT HAS MADE ITS OWN SUITABILITY DETERMINATION AS TO ENGAGING IN SUCH ACTIVITIES. UNLESS OTHERWISE EXPRESSLY STATED IN ANOTHER SIGNED WRITING, COINBASE MAKES NO RECOMMENDATIONS AS TO WHETHER TO PURCHASE OR SELL DIGITAL ASSETS, ANY PARTICULAR DIGITAL ASSET OR ANY FIAT CURRENCY.

8.4. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE INSTITUTIONAL SERVICES ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COINBASE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT. COINBASE DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT ACCESS TO THE COINBASE SITE, ANY PART OF THE INSTITUTIONAL SERVICES, OR ANY OF THE MATERIALS CONTAINED THEREIN, WILL BE CONTINUOUS, UNINTERRUPTED, TIMELY, OR ERROR-FREE.

## 9. TERM, TERMINATION AND SUSPENSION.

9.1. Term for Convenience: Either Party may terminate this Agreement in its entirety for any reason and absent an Event of Default by providing at least ten (10) days' prior written notice to the other party; provided, however, Client's termination of this Agreement shall not be effective until Client has fully satisfied its obligations hereunder.

9.2. Regardless of any other provision of this Agreement, Coinbase may, in their sole discretion, suspend, restrict, or terminate Client's Institutional Services, including by suspending, restricting, or closing Client's Accounts or any provision of credit (as applicable), immediately upon the occurrence of an Event of Default, at any time and without prior notice to Client.

9.3. "Event of Default" shall mean::

9.3.1. Client breaches any provision of this Agreement;

9.3.2. Client breaches any of the representations or warranties contained in Section 7 of this Agreement

9.3.3. A default or event of default under, or termination of, any other agreement between Client and Coinbase

9.3.4. Client takes any action to dissolve or liquidate, in whole or in part

9.3.5. Client becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority;

9.3.6. Client institutes or becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules, or regulations, such termination being effective immediately upon any declaration of bankruptcy

9.3.7. Coinbase becomes aware of any facts or circumstances with respect to Client's financial, legal, regulatory, or reputational position which may affect Client's ability to comply with its obligations under this Agreement

9.3.8. Termination is required pursuant to a facially valid subpoena, court order, or binding order of a government authority;

9.3.9. Any Account or Client's use of the Institutional Services is subject to any pending litigation, investigation, or government proceeding or Coinbase reasonably perceives a heightened risk of legal regulatory non-compliance, in each case as associated with any Account or Client's use of the Institutional Services;

9.3.10. Coinbase reasonably suspects Client of attempting to circumvent Coinbase's controls or uses the Institutional Services in a manner Coinbase otherwise deems inappropriate or potentially harmful to itself or third parties.

9.3.11. as otherwise provided in this Agreement.

9.4. Suspension or Restriction of Access. Coinbase may: (a) suspend, restrict, or terminate Client's access to any or all of the Institutional Services, and/or (b) deactivate or cancel the Platform Account if:

9.4.1. Required by a facially valid subpoena, court order, or binding order of a government authority;

9.4.2. Use of the Platform Account is subject to any pending litigation, investigation, or government proceeding and/or Coinbase perceives a heightened risk of legal regulatory non-compliance associated with Platform Account activity;

9.4.3. Client's use is, or Coinbase reasonably suspects Client's use is, not compliant with any term of this Agreement including Section 6.5 (compliance with trading rules) and Section 7.1.4 (prohibited use);

9.4.4. Client attempts to circumvent Coinbase's controls or uses the Institutional Services in a manner Coinbase otherwise deems inappropriate or potentially harmful to itself or third parties.

9.5. Inactive Accounts. Client agrees that to the extent that Client has not utilized the Institutional Services or the Accounts have been inactive or dormant for a period of at least twelve (12) months, Coinbase may close any such dormant Accounts or cease to provide one or more Institutional Services or immediately, upon notice, terminate this Agreement

9.6. Client acknowledges that Coinbase's decision to take certain actions, including limiting access to, suspending, or closing Client's account, may be based on confidential criteria that are essential to Coinbase's risk management and security practices. Client agrees that Coinbase is under no obligation to disclose the details of its risk management and security practices to Client.

9.7. Client agrees to transfer any Digital Assets or funds associated with the Digital Assets Wallet(s) or Fiat Wallet(s) as applicable off the Market Platform within ninety (90) days of receipt of notice of the deactivation or cancellation of Client's Platform Account unless such transfer is otherwise prohibited (i) under the law, including but not limited to applicable sanctions programs, or (ii) by a facially valid subpoena or court order.

## 10. INTELLECTUAL PROPERTY AND OWNERSHIP; USE OF MARKS.

During the term of this Coinbase this agreement, Coinbase hereby grant Client a limited, nonexclusive, non-transferable, non-sublicensable, revocable, and royalty-free license, subject to the terms of this Agreement, to access and use the Coinbase Websites and related content, materials, and information (collectively, the "Content") solely for Client's internal business use and other purposes as permitted by Coinbase in writing from time to time. Any other use of the Market Platform or Content is hereby prohibited. All other rights, title, and interest (including all copyright, trademark, patent, trade secrets, and all other intellectual property rights) in the Market Platform, Content, and Institutional Services is and will remain the exclusive property of Coinbase and their licensors. Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit any of the Institutional Services or Content, in whole or in part. "Coinbase," "Coinbase Prime," "Coinbase.exchange," and all logos related to the Institutional Services or displayed on the Coinbase Websites are either trademarks or registered marks of Coinbase or their licensors (the "Coinbase Marks"). Client may not copy, imitate, or use them without Coinbase's prior written consent. The license granted under this Section will automatically terminate upon termination of this Agreement, or the suspension or termination of Client's access to the Coinbase Websites or Institutional Services.

## 11. TAXES.

*11.1.* General. Except as otherwise expressly stated herein, Client shall be fully responsible and liable for, and Coinbase shall have no liability, obligation, or responsibility whatsoever for, the payment of any and all present and future tariffs, duties or taxes (including withholding taxes, transfer taxes, stamp taxes, documentary taxes, value added taxes, digital services taxes, personal property taxes and all similar costs) imposed or levied by any government or governmental agency (collectively, "Taxes") and any related Claim and Damages or the accounting or reporting of income or other Taxes arising from or relating to any transactions Client conducts through the Institutional Services. Client shall file all tax returns, reports, and disclosures required by applicable law. Client agrees that Coinbase may disclose any information required by any applicable taxing authority or other governmental entity.

11.2. Tax Forms. From time to time, Coinbase shall ask Client for tax documentation or certification of Client's taxpayer status as required by applicable law, and any failure by Client to comply with this request in the time frame identified may result in withholding and/or remission of taxes to a tax authority as required by applicable law.

11.3. Withholding Tax. Except as required by applicable law, each payment under this Agreement or collateral deliverable by Client to Coinbase shall be made, and the value of any collateral or margin shall be calculated, without withholding or deducting of any Taxes. If any Taxes are required to be withheld or deducted, Client (a) authorizes Coinbase to effect such withholding or deduction and remit such Taxes to the relevant taxing authorities and (b) shall pay such additional amounts or deliver such further collateral as necessary to ensure that the actual net

amount received by Coinbase is equal to the amount that Coinbase would have received had no such withholding or deduction been required. Client agrees any amount withheld or deducted with respect to a payment made by Coinbase to Client shall be treated for all purposes to have been earned, received and credited to Client.

## 12. CLEARLY ERRONEOUS TRADING; LIABILITY.

Coinbase may modify the terms of or cancel any transaction executed on Market Platform if Coinbase determines in its sole reasonable discretion that the transaction was clearly erroneous according to the Trading Rules. Coinbase will have no liability to Client as a result of exercising its rights under this Section 12 or as a result of making any changes to or suspension of the Market Platform as described in Section 3.2 (order restrictions) or Section 5.2 (open protocols).

## 13. CONFIDENTIALITY.

13.1 Client and Coinbase each agree that with respect to any non-public, confidential, or proprietary information of the other Party, including the existence and terms of this Agreement, the other Party's business operations or business relationships , and any arbitration pursuant to Section 17 (collectively, "Confidential Information"), it (a) will not disclose such Confidential Information except to such party's officers, directors, agents, employees, and professional advisors who need to know such Confidential Information for the purpose of assisting in the performance of this Agreement and who are informed of, and agree to be bound by, obligations of confidentiality no less restrictive than those set forth herein and (b) will protect such Confidential Information from unauthorized use and disclosure. Each Party shall use any Confidential Information that it receives solely for purposes of (i) exercising its rights and performing its duties under this Agreement and (ii) complying with any applicable laws, rules, and regulations; provided that, Coinbase may use Confidential Information for (1) risk management and (2) to develop, enhance, and market their products and services. Confidential Information shall not include any (w) information that is or becomes generally publicly available through no fault of the recipient, (x) information that the recipient obtains from a third party (other than in connection with this Agreement that, to the recipient's best knowledge, is not bound by a confidentiality agreement prohibiting such disclosure, (y) information that is independently developed or acquired by the recipient without the use of Confidential Information provided by the disclosing party, or (z) disclosure with the prior written consent of the disclosing Party.

13.2 Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to the extent required by a court of competent jurisdiction or governmental authority or otherwise required by law; provided, however, the Party making such required disclosure shall first notify the other Party (to the extent legally permissible) and shall afford the other Party a reasonable opportunity to seek confidential treatment if it wishes to do so and will consider in good faith reasonable and timely requests for redaction. For purposes of this Section, no affiliate of Coinbase shall be considered a third party of Coinbase, and Coinbase may freely share Client's Confidential Information among each other and with such affiliates. All documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of the receiving Party shall be and remain the property of the disclosing Party and shall be promptly returned to the disclosing Party or destroyed, each upon the disclosing Party's request; provided, however, notwithstanding the foregoing, the receiving Party may retain one (1) copy of Confidential Information if (a) required by law or regulation or (b) retained pursuant to an established document retention policy.

## 14. INDEMNIFICATION.

14.1. Client agrees to defend and indemnify and hold harmless Coinbase and its affiliates from and against any and all Claims (as defined below) and Damages (as defined below), sought by third-parties resulting from, in connection with, or arising out of Client's use of the Institutional Services, except to the extent caused by Coinbase's gross negligence, fraud, or willful misconduct.

14.2. The Indemnifying Party (as defined below) will not settle any Claim without the Indemnified Parties'(as defined below) prior written consent provided also that (a) the Indemnified Parties may approve the choice of counsel (which shall not be unreasonably withheld) and (b) if there is any delay in the defense of the Claim by a party or any other reason where any of the Indemnified Parties would be materially prejudiced by control of the defense, including without limitation, any Claims related to Coinbase's technology or intellectual property rights, or any potential regulatory action or alleged violation of applicable law, then Coinbase may assume the control of the defense at Coinbase's sole cost.

14.3. For the purposes of this agreement:

(a) "Claim" means any third-party action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental body or any arbitrator or arbitration panel.

(b) "Damages" means any liabilities, damages, diminution in value, payments, obligations, losses, costs and expenses, fines, taxes, security or other remediation costs, penalties (including any regulatory investigation or third-party subpoena costs, reasonable attorneys' fees, court costs, expert witness fees, and other expenses of litigation), interest on and additions to tax, and judgments (at law or in equity) of any nature.

(c) "Indemnifying Party" means the applicable party hereto indemnifying the other party and any affiliates thereof as set forth in Section 14 (Indemnification).

14.4. "Indemnified Party" means the applicable party hereto and any affiliates thereof being indemnified by the other party in accordance as set forth in Section 14 (Indemnification).

## 15. LIMITATION OF LIABILITY.

IN NO EVENT SHALL COINBASE , ITS AFFILIATES, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND REPRESENTATIVES HAVE ANY LIABILITY TO CLIENT OR ANY THIRD PARTY WITH RESPECT TO ANY BREACH OF ITS OBLIGATIONS HEREUNDER, EXPRESS OR IMPLIED, WHICH DOES NOT RESULT SOLELY FROM ITS GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL COINBASE, ITS AFFILIATES AND SERVICE PROVIDERS, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE TO CLIENT FOR ANY AGGREGATE AMOUNT IN EXCESS OF FEES PAID BY CLIENT TO COINBASE IN RESPECT OF THE INSTITUTIONAL SERVICES IN THE 12-MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITYTO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY HERETO SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES OR LIABILITIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF DATA, INFORMATION,

REVENUE, PROFITS OR BUSINESS OR LOSS OF VALUE OF ANY ASSET) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER UNDER CONTRACT, STATUTE, STRICT LIABILITY OR OTHER THEORY EVEN IF COINBASE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

## 16. PRIVACY.

Coinbase shall use and disclose Client's and non-public personal information in accordance with the Coinbase Privacy Policy as amended and updated from time to time at https://www.coinbase.com/legal/privacy or a successor website (the "Coinbase Privacy Policy").

## 17. ARBITRATION.

Any Claim arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the termination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in the state of New York or another mutually agreeable location, before one neutral arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, and the award of the arbitrator (the "Award") shall be accompanied by a reasoned opinion. Judgment on the Award may be entered in any court having jurisdiction. This Agreement shall not preclude the parties from seeking provisional relief, including injunctive relief, in any court of competent jurisdiction. Seeking any such provisional relief shall not be deemed to be a waiver of such party's right to compel arbitration. The parties expressly waive their right to a jury trial to the extent permitted by applicable law.

In any arbitration arising out of or related to this Agreement, the arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees.

The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding the provision herein with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16).

## 18. MISCELLANEOUS.

18.1. Electronic Delivery of Communications and Notices. Client agrees and consents to receive electronically all communications, agreements, documents, notices, information, and disclosures (collectively, "Communications") that Coinbase provide in connection with the Institutional Services. Communications include: (a) terms of use and policies Client agrees to, including updates to policies or the Agreement; (b) details of Client's use of the Institutional Services, (c) legal, regulatory, and tax disclosures or statements Coinbase may be required to make available to Client; (d) responses to claims or customer support inquiries filed in connection with Client's use of the Institutional Services; and (e) notice of termination or closure.

18.2. Notice. If a notice is not provided electronically as provided for in Section 19.1 above, then the notice shall be in writing delivered to the Party at its address specified below via an overnight

mailing company of national reputation. Any Party that changes its notice address or principal place of business must notify the other Party promptly of such change.

If to Coinbase:

Legal Department
Coinbase, Inc.
100 Pine Street, Suite 1250
San Francisco, CA 94111
legal@coinbase.com

If to Client, unless an address is identified below, then the address specified in Client's application:

______________________________
______________________________
______________________________

18.3. Market Operations Contacts. In the event of any market operations, connectivity, or erroneous trade issues that require immediate attention, please contact:

To Coinbase: clientservices@coinbase.com

To Client: andrew@upexi.com

Client has the sole responsibility to provide Coinbase with true, accurate, and complete contact information including any e-mail address, and to keep such information up to date. Client understands and agrees that if Coinbase sends Client an electronic Communication but Client does not receive it because Client's primary email address on file is incorrect, out of date, blocked by Client's service provider, or Client is otherwise unable to receive electronic Communications, Coinbase will be deemed to have provided the Communication to Client. Client may update Client's information by providing a notice to Coinbase as prescribed above.

Any notice or other communication in respect of this Agreement shall be deemed effective: (i) if sent by email, on the date it is sent; (ii) if posted on a website, the date on which it is posted; or (iii) if by overnight mail, the following Business Day after it is sent. If a communication is sent (or delivery is attempted) on a non-Business Day, the communication will be deemed effective on the first following day that is a Business Day.

"Business Day" means any day on which it is not (i) a public holiday in New York, or (ii) a Saturday or Sunday.

18.4. To see more information about our regulators, licenses, and contact information for feedback, questions or complaints, please visit https://www.coinbase.com/legal/licenses.

18.5. Disclaimer of Partnership and Agency. Coinbase is an independent contractor for all purposes. Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it

cause, Client and Coinbase to be treated as partners, joint ventures, or otherwise as joint associates for profit, or either Client or Coinbase to be treated as the agent of the other.

18.6. Assignment. Client may not assign any rights and/or licenses granted under this Agreement without consent from Coinbase. Coinbase reserves the right to assign its rights without restriction, including without limitation to any Coinbase affiliates or subsidiaries, or to any successor in interest of any business associated with the Institutional Services. Any attempted transfer or assignment in violation hereof shall be null and void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their successors and permitted assigns.

18.7. Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable under any rule, law or regulation or any governmental agency, local, state, or federal, such provision will be changed and interpreted to accomplish the objectives of the provision to the greatest extent possible under any applicable law and the validity or enforceability of any other provision of this Agreement shall not be affected.

18.8. Waiver. Neither party waives any rights by delaying or failing to exercise them at any time.

18.9. Survival. All provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement shall survive the termination or expiration of this Agreement.

18.10. Governing Law. The parties agree that the laws of the State of New York, without regard to principles of conflict of laws, will govern this Agreement and any claim or dispute that has arisen or may arise between Client and Coinbase, except to the extent governed by federal law. The parties agree to exclusive jurisdiction of the Federal and state courts located in the borough of Manhattan, New York City, New York.

18.11. Force Majeure. Coinbase shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of Coinbase, including any act of God; embargo; natural disaster; act of civil or military authorities; act of terrorists; hacking; government restrictions; market volatility or disruptions in order trading on any exchange or market; suspension of trading; civil disturbance; war; strike or other labor dispute; fire; severe weather; interruption in telecommunications, Internet services, or network provider services; failure of equipment or software; failure of computer or other electronic or mechanical equipment or communication lines; unauthorized access; theft; outbreaks of infectious disease or any other public health crises, including quarantine or other employee restrictions; or any other catastrophe or other occurrence which is beyond the reasonable control of Coinbase.

18.12. Entire Agreement. This Agreement and the documents incorporated by reference herein comprise the entire understanding and agreement between Client and Coinbase as to the subject matter hereof, and supersedes any and all prior discussions, agreements and understandings of any kind (including without limitation any prior versions of this Agreement). Except as provided herein, this Agreement may only be amended or modified by a written amendment signed by both parties.

18.13. Headings. Section headings are for convenience only and shall not govern the meaning or interpretation of any provision of this Agreement.

18.14. Other Agreements. Client acknowledge and agree that this Agreement was individually negotiated and that Coinbase may enter into other agreements with other clients that differ from this Agreement, however, each client of the Services shall be subject to the same Trading Rules. In the event of a conflict between the terms of this Agreement and any other agreement between Coinbase and Client related to the Services, the terms of this Agreement shall govern and control.

*[signature page follows]*

IN WITNESS WHEREOF, each of the parties hereto has caused this Coinbase Institutional Client Agreement to be executed on the Effective Date by its duly authorized officers.

**COINBASE, INC.**

Signed by:
By: Alexander Bassitt
Name: F51A1C5CCF074DB...
Title: Authorized Signatory
Date: May 5, 2025

**CLIENT**:Upexi, Inc.

Signed by:
By: Andrew Norstrud
Name: Andrew Norstrud
Title: CFO
Date: May 2, 2025

**EXHIBIT A**
**Developer Tools**

Use of Developer Tools. If Client elects to use any and all development applications provided by Coinbase, including, but not limited to any Coinbase API, "Coinbase Sandbox" (any software or application testing environment provided by Coinbase for testing of Client Applications intended to interface directly with Coinbase devices, applications, or services in accordance with Exhibit A to this Agreement), and any other "Coinbase API" (any Coinbase application programming interface and any accompanying or related documentation, source code, executable applications and materials) services (collectively "Developer Tools") rather than interface through the Market Platform, this Exhibit shall be incorporated into the Agreement by reference and all defined terms in the Agreement shall apply to this Exhibit. The terms of the Agreement and this Exhibit shall govern Client's use of any and all Developer Tools.

License Grant. Subject to the terms and restrictions set forth in the Agreement, Coinbase grants Client a limited, revocable, non-exclusive, non-transferrable and non-sublicensable license solely to use and integrate the Developer Tools and underlying content into any website, web pages or application of Client that is permitted to interface directly with Coinbase devices, applications, or services, and into which Client is permitted to integrate the Developer Tools and underlying contents, in accordance with the terms of this Agreement and Exhibit A hereto ("Client Application")so that such Client Application can interface directly with Coinbase devices, applications, or services.

Security. Client shall take steps to adequately secure its API Keys and OAuth Tokens, including the security measures specified at: https://developers.coinbase.com/docs/wallet/api-key-authentication and https://developers.coinbase.com/docs/wallet/coinbase-connect/security-best-practices.

Limitation on Use. Unless otherwise agreed with Coinbase, Developer Tools may only be used to facilitate Client's and its Authorized Persons' access to the Institutional Services and not to re-sell or otherwise provide parties other than Client and its Authorized Persons with access to the Institutional Services.

Restrictions. Client shall not:

1. Copy, rent, lease, sell, sublicense, or otherwise transfer Client's rights in the Developer Tools to a third party.

2. Alter, reproduce, adapt, distribute, display, publish, reverse engineer, translate, disassemble, decompile or otherwise attempt to create any source code that is derived from the Developer Tools.

3. Cache, aggregate, or store data or content accessed via the Developer Tools other than for purposes allowed under this Agreement.

4. Use the Developer Tools for any Client Application that constitutes, promotes or is used in connection with spyware, adware, or any other malicious programs or code.

5. Use the Developer Tools to encourage, promote, or participate in illegal activity, violate third party rights, including intellectual property rights or privacy rights, or engage in any Prohibited Use or Prohibited Business as defined in http://www.coinbase.com/legal/prohibited.

6. Use the Developer Tools in a manner that exceeds reasonable request volume, constitutes excessive or abusive usage, or otherwise impacts the stability of Coinbase's servers or impacts the behavior of other applications using the Developer Tools.

7. Attempt to cloak or conceal Client's identity or the identity of any Client Application when requesting authorization to the Developer Tools.

API Calls and Compliance. Coinbase may at its sole discretion set limits on the number of API calls that Client can make, for example in the interest of service stability. If Client exceeds these limits, Coinbase may moderate its activity or cease offering it access to the Coinbase APIs altogether in Coinbase's reasonable discretion. Client agrees to such limitations and will not attempt to circumvent such limitations. Coinbase may immediately suspend or terminate access to the Developer Tools without notice if Coinbase believes, in its reasonable discretion, that Client is in violation of this Agreement or the Terms.

Updates and Support. Coinbase may elect to provide Client with support or modifications for the Developer Tools, in its sole discretion, and may terminate such support at any time without notice. Coinbase may change, suspend, or discontinue any aspect of the Developer Tools at any time, including the availability of any Developer Tools.

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